UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) October 30, 2020
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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway,	Suite 1500	75240
Dallas,	Texas
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2020, Matthew P. Clifton notified Matador Resources Company (“Matador” or the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company as of such date. Mr. Clifton served as a member of the Audit and Nominating Committees of the Board and as Chair of the Marketing and Midstream Committee of the Board. Mr. Clifton advised the Company that travel restrictions as a result of the novel coronavirus prevented him from traveling from his home in Philadelphia to Dallas to participate in various Matador Board meetings and functions and to lead the Marketing and Midstream Committee in the manner that he felt was appropriate. His resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company respects Mr. Clifton’s decision that he was not able to participate in Board activities as much as he would have liked, and the Company greatly appreciates his time and service to the Board, especially for his help with Matador’s subsidiary, San Mateo Midstream, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: November 2, 2020	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President